SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 2, 2009
 Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 Union Street, Suite 4500
Seattle, WA 98121
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9715

 (Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2009, GeoBio Energy, Inc. (“GeoBio”) entered into an share exchange agreement (the “Share Exchange”) with EnviroPlastics Corporation (“EnviroPlastics”), under which EnviroPlastics will exchange 100% of its issued and outstanding shares of common stock in exchange for: (i) 90% of the issued and outstanding shares of common stock of GeoBio at the time of the closing of the Share Exchange and (ii) the GeoBio’s promise to successfully facilitate a capital financing of the business of EnviroPlastics of not less than $500,000.00 (the “Financing”).

The Share Exchange provides for a closing date within 90 days of the date of execution (the “Closing Date”), conditioned upon the parties mutual satisfaction with customary due diligence investigations, and may be cancelled and unwound if GeoBio does not obtain the Financing within 90 days following the Closing Date.

EnviroPlastics, which is in the process of changing its name to Plastics Conversion Technologies Corp., is a Nevada incorporated plastics recovery, cleaning, and recycling company that is currently targeting operating locations at auto-shredder facilities across the United States from which it plans to clean and produce recycled commercial plastics ready to be re-introduced into commerce.  EnviroPlastics  was formed in 2008 with the intent to supply recycled commercial plastics to industries such as the automotive and consumer products industries, as well as to convert waste and scrap plastic into high-value energy products, including, among other things, synthetic oil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 4, 2009

GEOBIO ENERGY, INC.

By:	/s/ David M. Otto
Director, Authorized Officer

EXHIBIT INDEX

Exhibit                                Description
Number

10.19                    Share Exchange Agreement with EnviroPlastics Corporation dated March 3, 2009